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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Duke Energy Field Services, LLC (DEFS LLC) for the registration of $500,000,000 of Senior Notes, Subordinated Notes and Trust Preferred Securities and to the incorporation by reference therein of our report dated March 6, 2000, with respect to the consolidated financial statements of Phillips Gas Company included in DEFS LLC's Form 10 filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Tulsa, Oklahoma
May 1, 2002